UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 15, 2016 (September 14, 2016)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(i)	Compensation Arrangements

On September 14, 2016, the Board of Directors of Community Health Systems, Inc. (the “Company”), upon recommendation of the Compensation Committee of the Board of Directors (the “Compensation Committee”), met and approved certain revised compensation arrangements for Tim L. Hingtgen, one of the Company’s Named Executive Officers included in the Company’s definitive proxy statement filed with the SEC on April 7, 2016 for the 2016 Annual Meeting of Stockholders held on May 17, 2016 (the “Proxy Statement”). The revisions to Mr. Hingtgen’s previously approved compensation arrangements were made in conjunction with his appointment as President and Chief Operating Officer of the Company also approved by the Board on September 14, 2016, and retroactively effective September 1, 2016. Mr. Hingtgen is an employee of the Company’s wholly-owned subsidiary, CHSPSC, LLC, and receives no compensation for his services as an officer of the Company. The following arrangements were approved:

2016 Base Salary

An increase in Mr. Hingtgen’s base salary to $725,000 on an annualized basis effective September 1, 2016, was approved by the Compensation Committee on September 14, 2016. Mr. Hingtgen does not have a written employment agreement.

2016 Cash Incentive Compensation Targets

The Compensation Committee has established performance goals for Mr. Hingtgen in the position of President and Chief Operating Officer for the period beginning September 1, 2016 and for the remainder of fiscal year 2016 under the Company’s 2004 Employee Performance Incentive Plan. For the period beginning September 1, 2016 and for the remainder of fiscal year 2016, the incentive compensation plan for the President and Chief Operating Officer established by the Compensation Committee includes the following components:

•	The total maximum incentive compensation attainable is as follows (expressed as a percentage of his base salary paid for the period from September 1, 2016 through December 31, 2016):

Position	2016 Plan Maximum
COO	200%

•	An incentive opportunity is included for the attainment of specific non-financial performance improvements. The incentive compensation to be awarded to Mr. Hingtgen for the attainment of non-financial performance improvements has been set at 25%; this amount will be reduced if the performance improvements are not attained. Any such reduction will be determined in the discretion of the Compensation Committee. The non-financial performance criteria for the period from September 1, 2016 through December 31, 2016 include such items as: successful physician and mid-level practitioner recruitment efforts; maintaining expenditures within the established capital budget; maintaining/improving the prior year’s overall clinical compliance; and achieving the most recent 2016 fiscal year guidance for volume, revenue, and earnings growth as reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on August 2, 2016.

•	Overall, the incentive compensation plan for Mr. Hingtgen for the period from September 1, 2016 through December 31, 2016 continues to be weighted towards the attainment of key financial objectives as follows (expressed as a percentage of base salary paid for the period from September 1, 2016 through December 31, 2016; maximum opportunity):

Executive	Performance Goal	Opportunity
COO	Company EBITDA	125%
	Continuing Operations EPS	20%
	Net Revenues	20%
	Performance Improvements	25%
	Overachievement of Company Goals	10%
	Total COO	200%

For the period from January 1, 2016 to August 31, 2016, the incentive compensation plan for Mr. Hingtgen will continue to be the plan that was previously approved by the Board of Directors on the recommendation of the Compensation Committee on February 25, 2016 and reported in the Company’s Current Report on Form 8-K filed with the SEC on February 26, 2016 and will applied to his base salary compensation paid for the period from January 1, 2016 through August 31, 2016.

Long-Term Incentive Compensation – Stock Awards

On September 14, 2016, pursuant to the Company’s Amended and Restated 2009 Stock Option and Award Plan, the Compensation Committee approved an equity grant of 50,000 time-based restricted shares to Mr. Hingtgen. This equity grant will be effective on October 1, 2016 (the “grant date”) and may be amended, modified or terminated by the Board of Directors or the Compensation Committee at any time prior to October 1, 2016.

The restrictions will lapse in equal one-third (1/3) increments on each of the first three anniversaries of the grant date, provided that Mr. Hingtgen continues to be employed on such dates, subject to certain exceptions, including those noted below. Notwithstanding the vesting requirements described above, the restrictions will lapse earlier in the event of the death or disability of Mr. Hingtgen, or in the event of a change in control of the Company if and to the extent that the outstanding awards are not assumed, continued or replaced by the acquirer on terms that are equal to or more favorable than the terms of the original grant. In the event of Mr. Hingtgen’s termination of employment without cause by his employer, the award will not be terminated; rather the award will accelerate in its entirety on such date.

(ii)	Changes in Designation of Certain Executive Officers

On September 14, 2016, the Board of Directors of the Company elected and appointed Tim L. Hingtgen as the President and Chief Operating Officer of the Company, retroactively effective September 1, 2016.

Mr. Hingtgen, age 48, joined the Company in 2008 as a vice president of division operations. In January 2014, he was promoted to Division President where he oversaw the operations of the Company’s affiliated hospitals in Alaska, Arizona, California, Nevada, New Mexico, Oklahoma, Oregon, Utah, Washington and Wyoming. In May 2016, Mr. Hingtgen was promoted to Executive Vice President of Operations. In that position he worked directly with the Company’s Chief Executive, Chief Operating and Chief Financial Officers to advance the organization’s most strategic priorities and to help elevate operational and financial performance in key markets. In his role as President and Chief Operating Officer, Mr. Hingtgen oversees the Company’s five operating divisions and strategic growth initiatives. He has over 20 years of healthcare management experience. Prior to joining the Company, Mr. Hingtgen served as a chief operating officer or chief executive officer of hospital facilities affiliated with other for-profit hospital systems. Mr. Hingtgen has a master’s degree in business administration from the University of Nevada, Las Vegas.

Also, on September 14, 2016, the Board of Directors elected and appointed David L. Miller, as Executive Vice President and Special Advisor to the Chief Executive Officer, effective September 1, 2016. Mr. Miller, age 67, formerly served as the Company’s President and Chief Operating Officer and, in April 2016, announced his plans to retire from the Company at the end of the year. In his new role, Mr. Miller will serve as a special advisor to the Chief Executive Officer and work closely with Mr. Hingtgen to ensure a smooth transition of leadership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2016	COMMUNITY HEALTH SYSTEMS, INC. (Registrant)

	By:	/s/ Wayne T. Smith
Wayne T. Smith Chairman of the Board and Chief Executive Officer (principal executive officer)

	By:	/s/ W. Larry Cash
W. Larry Cash President of Financial Services, Chief Financial Officer and Director (principal financial officer)